STOCK PURCHASE AGREEMENT

This Agreement is made as of November 2, 2015 by and between ThrillCorp, Inc., a Delaware corporation (the "Corporation"), and the MAC ONE REALTY PARTNERS, LLC, a LLC formed under the laws of the State of TENNESSEE, (the "Purchaser"). The Corporation and the Purchaser are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

Recital

This Agreement contemplates a transaction in which the Purchaser will purchase from the Corporation, and the Corporation will issue and sell to the Purchaser, 153,500 shares of Class B Common Stock of the Corporation (the "Purchased Shares") for an aggregate purchase price of $200,000.00 in cash (the "Purchase Price").

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

Definitions

"Closing" has the meaning set forth in §2.2 below.

"Closing Date" has the meaning set forth in §2.2 below.

"Corporation" has the meaning set forth in the preface above.

"Party" has the meaning set forth in the preface above.

"Purchase Price" has the meaning set forth in the preface above.

"Purchased Shares" has the meaning set forth in the preface above.

"Purchaser" has the meaning set forth in the preface above.

"Securities Act" means the Securities Act of 1933, as amended.

ARTICLE 2

Purchase and Sale of Purchased Shares

2.1 Basic Transaction. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Corporation, and the Corporation agrees to issue and

sell to the Purchaser, the Purchased Shares in consideration of the payment of the Purchase Price as provided in this Article 2.

2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Corporation at 9:30 a.m., local time on ~~October~~ November 2, 2015 or such other date as the Corporation and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

2.3 Deliveries at the Closing. All shares of the Corporation's capital stock are uncertificated. Accordingly, the Corporation will not issue a physical certificate representing the Purchased Shares. Instead, the Corporation will make an electronic entry in its books and records to record the purchase and ownership of the Purchased Shares by the Purchaser. At the Closing, the Purchaser will deliver to the Corporation the Purchase Price in the form of a personal check or, at the discretion of the Purchaser, by wire transfer of funds.

ARTICLE 3

Representations and Warranties Concerning the Transaction

3.1 Representations and Warranties Concerning the Corporation. The Corporation represents and warrants to the Purchaser that the statements contained in this §3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3.1).

(a) Authority. The Corporation has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions and except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

(b) Brokers' Fees. The Corporation has no liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Corporation that the statements contained in this §3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3.2).

(a) Authority. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The purchase of the Purchased Shares will not violate or contravene any requirement or prohibition contained in any of the documents or instruments governing the Purchaser, its corpus, or the fiduciary obligations of its trustee(s). This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions,

except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

(b) Brokers' Fees. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Corporation could become liable or obligated.

(c) Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

(d) Disclosure of Information. The Purchaser has had an opportunity to discuss the Corporation's business, management, financial affairs and the terms and conditions of the offering of the Purchased Shares with the Corporation's management and has had an opportunity to review the Corporation's plan of operations and to ask questions of and receive answers from, the Corporation and its management regarding the terms and conditions of this investment. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT THE CORPORATION HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE CORPORATION OR ITS ASSETS; INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION OF THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE CORPORATION'S BUSINESS, (C) THE SUITABILITY OF THE ASSETS FOR ANY ACTIVITY OR USE WHICH THE CORPORATION MAY CONDUCT, (D) THE COMPLIANCE OF THE BUSINESS AND THE ASSETS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY.

(e) Investment. The Purchaser is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any unregistered distribution thereof.

(f) Restricted Securities. The Purchaser understands and acknowledges that the Purchased Shares are not being registered under the Securities Act or relevant state securities laws, but are being offered and sold pursuant to exemptions from such registrations, and that the Purchaser may not sell, transfer, assign, convey, pledge, hypothecate, or otherwise dispose of any of the Purchased Shares in any manner unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Corporation has no obligation to register or qualify the Purchased Shares.

ARTICLE 4

Conditions to Obligations of Parties

4.1 Conditions to Purchaser's Obligations. The obligation of the Purchaser to Purchase the Shares as provided in this Agreement is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

(a) Covenants, Representations. There shall be no material breach by the Corporation in the performance of any of its covenants and agreements herein; each of the representations and warranties of the Corporation contained or referred to in this Agreement is true and correct on the date hereof and on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Purchaser.

(b) Legal Proceedings. No action, suit, investigation, or proceeding shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated hereby.

4.2 Conditions to the Corporation's Obligation. The obligation of the Corporation to issue the Purchased Shares pursuant to this Agreement shall, at the option of the Corporation, be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

(a) Covenants, Representations. There shall be no material breach by the Purchaser in the performance of any of his covenants and agreements herein; each of the representations and warranties of the Purchaser contained or referred to in this Agreement is true and correct on the date hereof and on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Corporation.

(b) Legal Proceedings. No action, suit, investigation, or proceeding shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated hereby.

ARTICLE 5

Miscellaneous

5.1 Successors and Assigns. Neither party shall have the right to assign its rights under this Agreement without the consent of the other Party. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

5.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Corporation and the Purchaser with respect to the matters contained in this Agreement, and this Agreement constitutes the sole and entire agreement between the Parties with respect to its subject matter.

5.3 Amendments and Waivers. This Agreement may be amended only by an instrument in writing executed by the Party against whom enforcement of the amendment is sought. The

Purchaser and the Corporation may, by a signed writing, give any consent, take any action, waive any inaccuracies in representations or other compliance by any other party to any of the covenants or conditions in this Agreement, modify the terms of this Agreement, or take any other action deemed by him or it to be necessary or appropriate to consummate the transaction contemplated by this Agreement.

5.4 Further Assurances. Each Party, at the request of the other Party, will execute, deliver, and acknowledge where necessary from time to time such other and further acts and things as may be reasonably necessary to more fully and effectively consummate the transactions contemplated hereby. This obligation shall survive the Closing.

5.5 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Party actually executing such counterparts, and all of which together shall constitute one instrument. Execution of a facsimile copy of this Agreement by either Party and delivery of a copy this Agreement bearing the facsimile signature of either Party shall constitute the valid and binding execution and delivery of this Agreement, and facsimile copies of this Agreement bearing the facsimile signature of either Party shall constitute an original document enforceable against such Party.

5.6 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

[Signatures appear on following page]

The foregoing Agreement is hereby executed as of the date first above written.

CORPORATION:

ThrillCorp, Inc.

By: ______________________

PURCHASER:

MAC ONE REALTY PARTNERS, LLC

By: ______________________
Mark McDonald